UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 15, 2021

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	The Nasdaq Global Select Market
Expedia Group, Inc. 2.500% Senior Notes due 2022	EXPE22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, Expedia Group, Inc. (the “Company”) completed the redemption of 100% of the outstanding shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), from SLP V Fort Holdings II, L.P., an affiliate of Silver Lake Group, L.L.C., and AP Fort Holdings, L.P., an affiliate of Apollo Global Management, Inc., at a price equal to 103% of the sum of the original liquidation preference of $1,000 per share of Series A Preferred Stock plus dividend accruals and accrued and unpaid distributions as of the redemption date, using cash on hand (collectively, the “Preferred Redemption”), in accordance with the terms of the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”). As a result of the Preferred Redemption, under the Investment Agreement, dated as of April 23, 2020, by and among the Company, SLP Fort Aggregator II, L.P. and SLP V Fort Holdings II, L.P. (together with SLP Fort Aggregator II, L.P., “Silver Lake”), Silver Lake ceased to be entitled to designate a director to the Company’s Board of Directors (the “Board”). Accordingly, Greg Mondre is resigning from the Board, effective October 15, 2021. Mr. Mondre’s decision to resign was not because of any disagreement with the Company, management or the Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Preferred Redemption, there are no longer any shares of Series A Preferred Stock outstanding.

Following the Preferred Redemption, the Company filed a Certificate of Elimination of the Series A Preferred Stock (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware, which became effective on the same day. Pursuant to Section 243(b) of the Delaware General Corporation Law, once the Certificate of Elimination became effective, it had the effect of amending the Company’s amended and restated certificate of incorporation so as to eliminate therefrom all reference to the Series A Preferred Stock, including, without limitation, the Certificate of Designations. The Certificate of Elimination does not affect the total number of authorized shares of capital stock of the Company or the total number of authorized shares of preferred stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert Dzielak
Robert Dzielak
Chief Legal Officer and Secretary
Dated: October 15, 2021